Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2017, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 13, 2017.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress	Andrea Simpson
Investor Relations Associate	Vice President, Marketing
301.998.8265	617.684.1511
landress@federalrealty.com	asimpson@federalrealty.com

Federal Realty Investment Trust Announces First Quarter 2017 Operating Results

ROCKVILLE, Md. (May 3, 2017) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its first quarter ended March 31, 2017. Highlights of the quarter include:

•	Generated earnings per diluted share of $0.78 for the quarter compared to $1.10 in first quarter 2016 which included a $0.37 gain on change in control of interests.

•	Generated FFO per diluted share of $1.45 for the quarter compared to $1.38 in first quarter 2016, representing growth of 5.1%.

•	Generated same center property operating income growth of 4.3% for the first quarter.

•	Signed leases for 523,869 sf of comparable space (591,765 sf total) in the first quarter at an average rent of $34.91 psf and achieved cash basis rollover growth on those comparable spaces of 11%.

•	Acquired Riverpoint Center, 211,000 sf shopping center on 17 acres of land in Chicago, Illinois for $107 million.

•	Increased our 2017 FFO per diluted share guidance range to $5.85 - $5.93

“We’re very pleased to deliver another quarter of record bottom line results to our shareholders,” said Donald C. Wood, President and Chief Executive Office of Federal Realty. “Our team remains focused on uncovering value creative opportunities throughout our existing portfolio - whether it be through redevelopment or remerchandising - in order to keep our centers relevant for years to come. We also continue to identify potential infill acquisitions in order to re-stock our redevelopment pipeline and drive future growth opportunities. Our record results reflect the broad base of our balanced business plan as we continue to position our portfolio to meet the needs of the changing retail environment.”

Financial Results
Net income available for common shareholders was $56.1 million and earnings per diluted share was $0.78 for first quarter 2017 versus $76.8 million and $1.10, respectively, for first quarter 2016 which included a $0.37 gain on change in control of interests.

In the first quarter 2017, Federal Realty generated funds from operations available for common shareholders (FFO) of $105.8 million, or $1.45 per diluted share. This compares to FFO of $97.6 million, or $1.38 per diluted share, in first quarter 2016.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
In first quarter 2017, same-center property operating income increased 4.3% when including properties that are being redeveloped and 1.0% when excluding those properties. Our proactive anchor releasing efforts to reposition our properties for the future continued to negatively impact our same-store quarterly results.
The overall portfolio was 94.6% leased as of March 31, 2017, compared to 94.4% on December 31, 2016 and 94.1% on March 31, 2016. Federal Realty’s same center portfolio was 95.8% leased on March 31, 2017, compared to 95.7% on December 31, 2016 and 95.9% on March 31, 2016.
During first quarter 2017, Federal Realty signed 114 leases for 591,765 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 523,869 square feet at an average cash basis contractual rent increase (i.e., excluding the impact of straight-line rents) of 11%. The average contractual rent on this comparable space for the first year of the new leases is $34.91 per square foot compared to the average contractual rent of $31.31 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a straight-line basis, rent increases for comparable retail space averaged 23% for first quarter 2017.

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees declared a regular quarterly cash dividend of $0.98 per common share, resulting in an indicated annual rate of $3.92 per common share. The regular common dividend will be payable on July 17, 2017 to common shareholders of record as of June 22, 2017.

Summary of Other Quarterly Activities and Recent Developments

•
March 31, 2017 - Federal Realty acquired Riverpoint Center, a 211,000 square foot grocery anchored community shopping center with surface parking on 17 acres of land in Chicago, Illinois. The property is located in affluent Lincoln Park and is 3.5 miles northwest of downtown Chicago. The Trust sourced the acquisition off-market for $107 million cash.

•
March 28, 2017 - Federal Realty announced its exclusive partnership with Freight Farms, a Boston-based company that retrofits shipping containers with vertical farming technology capable of growing acres' worth of produce in a fraction of the space of traditional farms. The partnership empowers anyone to use this technology while repurposing Federal Realty's unused parking spaces as a place to locally and sustainably produce food that benefits the shopping centers' tenants, customers and community.

Guidance
Federal Realty increased its 2017 guidance for FFO per diluted share to $5.85 to $5.93 and 2017 earnings per diluted share guidance to $3.35 to $3.43.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its first quarter 2017 earnings conference call, which is scheduled for Thursday, May 4, 2017 at 11:00AM ET. To participate, please call 877.445.3230 five to ten minutes prior to the call start time and use the passcode 94377266 (required). A replay of the webcast will be available on Federal Realty’s website www.federalrealty.com, which will remain available for 30 days following the call. A telephonic replay of the conference call will also be available through May 11, 2017 by dialing 855.859.2056; Passcode: 94377266.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, our mission is to deliver long term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Our expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 98 properties include over 2,800 tenants, in approximately 23 million square feet, and over 1,800 residential units.
Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 49 consecutive years, the longest record in the REIT industry. Federal Realty shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.FederalRealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2017, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may not perform as planned, may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2017.

Federal Realty Investment Trust
Consolidated Income Statements
March 31, 2017
	Three Months Ended
	March 31,
	2017	2016
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$204,447	$195,308
Other property income	2,190	2,312
Mortgage interest income	752	724
Total revenue	207,389	198,344
EXPENSES
Rental expenses	41,109	42,819
Real estate taxes	25,090	22,794
General and administrative	8,267	8,010
Depreciation and amortization	51,379	47,799
Total operating expenses	125,845	121,422
OPERATING INCOME	81,544	76,922
Other interest income	106	103
Interest expense	(23,758)	(23,729)
Income from real estate partnerships	—	41
INCOME FROM CONTINUING OPERATIONS	57,892	53,337
Gain on sale of real estate and change in control of interests	178	25,726
NET INCOME	58,070	79,063
Net income attributable to noncontrolling interests	(1,880)	(2,108)
NET INCOME ATTRIBUTABLE TO THE TRUST	56,190	76,955
Dividends on preferred shares	(135)	(135)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$56,055	$76,820
EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.78	$0.73
Gain on sale of real estate and change in control of interests, net	—	0.37
	$0.78	$1.10
Weighted average number of common shares, basic	71,862	69,771
EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.78	$0.73
Gain on sale of real estate and change in control of interests, net	—	0.37
	$0.78	$1.10
Weighted average number of common shares, diluted	72,005	69,957

Federal Realty Investment Trust
Consolidated Balance Sheets
March 31, 2017
	March 31,	December 31,
	2017	2016
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $1,235,147 and $1,226,918 of consolidated variable interest entities, respectively)	$6,294,142	$6,125,957
Construction-in-progress	687,356	599,260
Asset held for sale	33,856	33,856
	7,015,354	6,759,073
Less accumulated depreciation and amortization (including $217,449 and $209,239 of consolidated variable interest entities, respectively)	(1,766,239)	(1,729,234)
Net real estate	5,249,115	5,029,839
Cash and cash equivalents	20,112	23,368
Accounts and notes receivable, net	115,775	116,749
Mortgage notes receivable, net	29,904	29,904
Investment in real estate partnerships	14,540	14,864
Prepaid expenses and other assets	226,754	208,555
TOTAL ASSETS	$5,656,200	$5,423,279
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable (including $436,494 and $439,120 of consolidated variable interest entities, respectively)	$468,284	$471,117
Capital lease obligations	71,582	71,590
Notes payable	496,311	279,151
Senior notes and debentures	1,977,192	1,976,594
Accounts payable and accrued expenses	191,901	201,756
Dividends payable	71,647	71,440
Security deposits payable	16,499	16,285
Other liabilities and deferred credits	144,979	115,817
Total liabilities	3,438,395	3,203,750
Commitments and contingencies
Redeemable noncontrolling interests	141,003	143,694
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par: 5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 72,236,981 and 71,995,897 shares issued and outstanding, respectively	725	722
Additional paid-in capital	2,736,921	2,718,325
Accumulated dividends in excess of net income	(764,458)	(749,734)
Accumulated other comprehensive loss	(1,493)	(2,577)
Total shareholders’ equity of the Trust	1,981,692	1,976,733
Noncontrolling interests	95,110	99,102
Total shareholders’ equity	2,076,802	2,075,835
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,656,200	$5,423,279

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
March 31, 2017
	Three Months Ended
	March 31,
	2017	2016
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$58,070	$79,063
Net income attributable to noncontrolling interests	(1,880)	(2,108)
Gain on sale of real estate and change in control of interests, net	(70)	(25,726)
Depreciation and amortization of real estate assets	44,682	41,728
Amortization of initial direct costs of leases	4,684	4,204
Funds from operations	105,486	97,161
Dividends on preferred shares	(135)	(135)
Income attributable to operating partnership units	784	855
Income attributable to unvested shares	(340)	(292)
FFO	$105,795	$97,589
Weighted average number of common shares, diluted	72,805	70,867
FFO per diluted share	$1.45	$1.38

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$105,826	$69,808
Tenant improvements and incentives	9,150	7,159
Total non-maintenance capital expenditures	114,976	76,967
Maintenance capital expenditures	3,427	1,689
Total capital expenditures	$118,403	$78,656

Dividends and Payout Ratios
Regular common dividends declared	$70,696	$66,571

Dividend payout ratio as a percentage of FFO	67%	68%

Notes:

1)	See Glossary of Terms.

Federal Realty Investment Trust
Market Data
March 31, 2017
	March 31,
	2017	2016
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	73,037	71,764
Market price per common share	$133.50	$156.05
Common equity market capitalization including operating partnership units	$9,750,440	$11,198,772

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$9,760,440	$11,208,772

Total debt (3)	3,013,369	2,659,322

Total market capitalization	$12,773,809	$13,868,094

Total debt to market capitalization at the current market price	24%	19%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	93%	98%
Variable rate debt	7%	2%
	100%	100%
Notes:

1)	Amounts include 799,962 and 902,368 operating partnership units outstanding at March 31, 2017 and 2016, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
March 31, 2017
	Three Months Ended
	March 31,
	2017	2016
	(in thousands)
Minimum rents(1)
Retail and commercial	$142,143	$134,586
Residential	13,503	11,449
Cost reimbursements	41,518	41,802
Percentage rents	2,823	3,069
Other	4,460	4,402
Total rental income	$204,447	$195,308

Notes:

1)
Minimum rents include $3.6 million and $2.0 million for the three months ended March 31, 2017 and 2016, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $1.1 million and $0.3 million for the three months ended March 31, 2017 and 2016, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
March 31, 2017
	As of March 31, 2017
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (3)
			(in thousands)
Mortgages Payable
Secured fixed rate
Plaza El Segundo	8/5/2017	6.33%	$175,000
The Grove at Shrewsbury (East)	10/1/2017	5.82%	42,272
The Grove at Shrewsbury (West)	3/1/2018	6.38%	10,732
Rollingwood Apartments	5/1/2019	5.54%	21,165
The Shops at Sunset Place	9/1/2020	5.62%	68,124
29th Place	1/31/2021	5.91%	4,501
THE AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	72,314
Brook 35	7/1/2029	4.65%	11,500
Chelsea	1/15/2031	5.36%	6,500
Subtotal			464,813
Net unamortized premium and debt issuance costs			3,471
Total mortgages payable			468,284		4.45%

Notes payable
Unsecured fixed rate
Term loan (1)	11/21/2018	LIBOR + 0.90%	275,000
Various	Various through 2028	11.31%	5,271
Unsecured variable rate
Revolving credit facility (2)	4/20/2020	LIBOR + 0.825%	217,000
Subtotal			497,271
Net unamortized debt issuance costs			(960)
Total notes payable			496,311		2.46%	(4)

Senior notes and debentures
Unsecured fixed rate
5.90% notes	4/1/2020	5.90%	150,000
2.55% notes	1/15/2021	2.55%	250,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
4.50% notes	12/1/2044	4.50%	450,000
3.625% notes	8/1/2046	3.625%	250,000
Subtotal			1,994,200
Net unamortized discount and debt issuance costs			(17,008)
Total senior notes and debentures			1,977,192		3.98%

Capital lease obligations
Various	Various through 2106	Various	71,582		8.04%
Total debt and capital lease obligations			$3,013,369

Total fixed rate debt and capital lease obligations			$2,796,369	93%	4.07%
Total variable rate debt			217,000	7%	1.77%	(4)
Total debt and capital lease obligations			$3,013,369	100%	3.90%	(4)

	Three Months Ended
	March 31,
	2017	2016
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (5)	4.48x	5.38x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (5)	4.48x	4.46x

Notes:

1)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 2.62% and thus, the loan is included in fixed rate debt.

2)
The maximum amount drawn under our revolving credit facility during the three months ended March 31, 2017 was $217.0 million, and the weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 1.6%.

3)	The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 4.

4)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had a $217.0 million balance on March 31, 2017. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 2.62% as the result of the interest rate swap agreements discussed in Note 1. The term loan is included in fixed rate debt.

5)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDA includes a gain on sale of real estate and change in control of interests of $0.2 million and $25.7 million for the three months ended March 31, 2017 and 2016, respectively. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
March 31, 2017
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (4)
	(in thousands)
2017	$4,737	$216,732		$221,469		7.3%	7.3%	4.7%
2018	5,525	285,502	(1)	291,027		9.6%	16.9%	2.9%
2019	5,455	20,160		25,615		0.9%	17.8%	5.7%
2020	4,769	427,593	(2)	432,362		14.3%	32.1%	3.6%	(5)
2021	3,110	253,625		256,735		8.5%	40.6%	2.8%
2022	1,237	366,323		367,560		12.1%	52.7%	3.5%
2023	1,237	330,010		331,247		10.9%	63.6%	3.9%
2024	1,003	300,000		301,003		9.9%	73.5%	4.2%
2025	543	—		543		—%	73.5%	—%
2026	490	29,200		29,690		1.0%	74.5%	7.5%
Thereafter	19,115	751,500		770,615		25.5%	100.0%	4.5%
Total	$47,221	$2,980,645		$3,027,866	(3)	100.0%
Notes:

1)	Our $275.0 million unsecured term loan matures on November 21, 2018, aubject to a one-year extension at our option.

2)
Our $800.0 million revolving credit facility matures on April 20, 2020, subject to two six-month extensions at our option. As of March 31, 2017, there was $217.0 million outstanding under this credit facility.

3)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net premium/(discount) and debt issuance costs on certain mortgage loans, notes payable, and senior notes as of March 31, 2017.

4)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

5)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
March 31, 2017

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

The Point	El Segundo, CA	Addition of 90,000 square feet of retail and 25,000 square feet of office space	7%	$88	$86	2017
Towson Residential	Towson, MD	New 105 unit 5-story apartment building with above grade parking	6%	$20	$12	2018
Plaza Del Mercado	Silver Spring, MD	Demolition of former grocery anchor space to construct spaces for new grocery anchor and fitness center tenants	8%	$16	$15	2017
Tower Shops	Davie, FL	Addition of 50,000 square foot pad building	12%	$15	$14	2017
Del Mar Village	Boca Raton, FL	Demolition of small shop spaces and relocation of tenants to accommodate new 37,000 square foot fitness center tenant	7%	$11	$4	2018
Montrose Crossing	Rockville, MD	Demolition of 10,000 square foot restaurant building to construct an 18,000 square foot multi-tenant pad building	11%	$10	$1	2018
Pike 7	Vienna, VA	Addition of 8,300 square foot multi-tenant retail pad building	7%	$10	$4	2019
Willow Lawn	Richmond, VA	Demolition of small shop and mini anchor spaces to construct new 49,000 square foot anchor space to accommodate new sporting goods retailer and new 17,000 square foot building for relocation of existing tenant	7%	$10	$1	2018
Mercer Mall	Lawrenceville, NJ	Redevelopment of recently acquired office building pre-leased to a single tenant user	7%	$9	$4	2018
The AVENUE at White Marsh	White Marsh, MD	Addition of two new pad sites totaling 13,000 square feet, a new 3,600 square foot restaurant building, and a drive up ATM	10%	$5	$3	2017
Santana Row	San Jose, CA	Addition of two retail kiosks and open air plaza upgrades	8%	$5	$5	Stabilized
Eastgate Crossing	Chapel Hill, NC	New 7,400 square foot multi-tenant pad building on site of existing gas station	8%	$4	$3	2017
Free State Shopping Center	Bowie, MD	Demolition of 26,000 square foot vacant building to allow for construction of new 12,500 square foot pad building for new daycare tenant	8%	$4	$4	Stabilized
Total Active Redevelopment projects (4)			8%	$207	$156
Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is generally the year in which 95% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
March 31, 2017

							Projected POI Delivered (as a % of Total)
			Projected		Total	Costs to	For Year Ended December 31, (2)
Property (1)	Location	Opportunity	ROI (3)		Cost (4)	Date	2017	2018	2019	Expected Opening Timeframe

Assembly Row	Somerville, MA
Phase II		- 161,000 SF of retail	7%	(5)	$280 - 295	$231	—	50%	90%	Opening projected 2Q 2017 through 2Q 2018
		- 447 residential units								741,500 SF Partners Healthcare office space
		- 159 boutique hotel rooms								(built by Partners) opened in 2016
		- 122 for-sale condominium units	—	(6)	$70 - 75	$41				Projected closings to commence 2Q 2018
Future Phases		- 2M SF of commercial	TBD		TBD	TBD
		- 826 residential units

Pike & Rose	North Bethesda, MD
Phase I		- 159,000 SF of retail	6-7%	(7)	$265 - 270	$266	75%	90%	100%	Retail & office open
		- 80,000 SF of office								Residential opened in 2014 (174 units) and
		- 493 residential units								2015/16 (319 units)
Phase II		- 216,000 SF of retail	6-7%	(5)	$200 - 207	$136	—	65%	85%	Opening projected 2Q 2017 through 2Q 2018
		- 272 residential units
		- 177 hotel rooms
		- 99 for-sale condominium units	—	(6)	$53 - 58	$34				Projected closings to commence 2Q 2018
Future Phases		- 1M SF of commercial	TBD		TBD	TBD
		- 741 residential units

Santana Row	San Jose, CA
700 Santana Row		- 284,000 SF of office	7%		$205 - 215	$20	—	—	TBD	Commenced construction 4Q 2016
		- 29,000 SF of retail & 1,300 parking spaces								Opening projected 2019
Future Phases		- 321,000 SF of commercial	TBD		TBD	TBD
		- 395 residential units

Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), and projected POI percentages are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)
Percentage figures reflect (i) the projected POI (herein defined) for the stated year divided by (ii) the current projected annual stabilized POI for the Property. These percentages are projections only and we cannot give any assurances that these amounts will actually be achieved.
(3)	Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(4)	Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project.
(5)	Costs are net of expected reimbursement by third parties and land sale proceeds from expected exercise of option. Phase II total costs include our share of the costs in the hotel.
(6)	Condominiums shown at cost; the projected ROI for Phase II does not assume any incremental profit on the sale of condominium units; condominiums are assumed to be sold at cost.
(7)	Excludes approximately $6 million of costs incurred to date of which we have claims for recovery against 3rd parties.

Federal Realty Investment Trust
Assembly Row Site Plan
March 31, 2017

ASSEMBLY ROW

MBTA LINE
MYSTIC RIVER
BLOCK 4
40,300 SF RETAIL
250 AVB OWNED RESIDENTIAL UNITS
BLOCK 6
40,000 SF RETAIL
447 RESIDENTIAL UNITS
FUTURE PHASE
BLOCK 2
32,000 SF RETAIL
98,000 SF OFFICE
PARK
3,200 SF RETAIL
ASSEMBLY ROW
LINEAR PARK
7,000 SF RETAIL
BLOCK 5A
21,000 SF RETAIL
122 FOR-SALE CONDOS
159 HOTEL ROOMS
BLOCK 11
93,000 SF RETAIL
741,500 SF PARTNERS HEALTHCARE OWNED OFFICE
BLOCK 1
66,500 SF RETAIL
195 AVB OWNED RESIDENTIAL UNITS
BLOCK 3
184,600 SF RETAIL
FUTURE PHASE
FUTURE PHASE
BLOCK 10
4,400 SF RETAIL
RIVERFRONT PARK
6 ACRES
GREAT RIVER ROAD
GRAND UNION BOULEVARD
FUTURE PHASE
ASSEMBLY SQUARE MARKETPLACE
332,000 SF RETAIL

LEGEND

INITIAL PHASE:
332,000 SF TOTAL RETAIL

PHASE 1:
331,000 SF TOTAL RETAIL - 98,000 SF TOTAL OFFICE
445 AVALONBAY OWNED RESIDENTIAL UNITS

PHASE 2:
161,000 SF TOTAL RETAIL - 447 TOTAL RESIDENTIAL UNITS
122 FOR-SALE CONDOS - 159 HOTEL ROOMS
741,500 SF PARTNERS HEALTHCARE OWNED OFFICE

FUTURE PHASE ENTITLEMENTS:
2 MILLION SF COMMERCIAL - 826 RESIDENTIAL UNITS

PROJECT TOTALS:

- 824,000 SF TOTAL RETAIL
- 98,000 SF TOTAL OFFICE
- 447 RESIDENTIAL UNITS
- 122 FOR-SALE CONDOS
- 159 HOTEL ROOMS

PROJECT ALSO INCLUDES:

- 445 AVALONBAY OWNED RESIDENTIAL UNITS
- 741,500 SF PARTNERS HEALTHCARE OWNED OFFICE

Federal Realty Investment Trust
Pike & Rose Site Plan
March 31, 2017

PIKE & ROSE

MONTROSE PARKWAY
FUTURE PHASE
BLOCK 3
26,000 SF RETAIL
PORSCHE
ROSE STREET
BLOCK 1A
50,000 SF RETAIL
PINSTRIPES
BLOCK 4
28,000 SF RETAIL
L.L.Bean
FUTURE PHASE
ROSE AVENUE
FUTURE PHASE
BLOCK 6
44,000 SF RETAIL
272 RESIDENTIAL
H&M
GRAND PARK AVE.
BLOCK 7
32,000 SF RETAIL
99 FOR-SALE CONDOS
177 HOTEL ROOMS
canopy
TRADE STREET
BLOCK 8
36,000 SF RETAIL
REI
FUTURE PHASE
ROCKVILLE PIKE
TOWNE ROAD
PERSEI PLACE
MEETING STREET
LOADING
BLOCK 10
11,800 SF RETAIL
319 RESIDENTIAL UNITS
BLOCK 11
106,600 SF RETAIL
80,000 SF OFFICE
iPic THEATERS
GAP
sport&health
BLOCK 12
40,600 SF RETAIL
174 RESIDENTIAL UNITS
SUMMER HOUSE
BLOCK 13
EXISTING
12,000 SF RETAIL
OLD GEORGETOWN ROAD

LEGEND

PHASE 1:
159,000 SF TOTAL RETAIL - 80,000 SF TOTAL OFFICE - 493 TOTAL RESIDENTIAL UNITS

PHASE 2:
216,000 SF TOTAL RETAIL - 272 TOTAL RESIDENTIAL UNITS
99 FOR-SALE CONDOS - 177 HOTEL ROOMS

EXISTING:
12,000 SF TOTAL RETAIL

FUTURE PHASE ENTITLEMENTS:
1 MILLION SF COMMERCIAL - 741 RESIDENTIAL UNITS

PROJECT TOTALS:

- 387,000 SF TOTAL RETAIL
- 80,000 SF TOTAL OFFICE
- 765 TOTAL RESIDENTIAL UNITS
- 99 FOR-SALE CONDOS
- 177 HOTEL ROOMS

Federal Realty Investment Trust
Future Redevelopment Opportunities
March 31, 2017

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Bethesda Row	Bethesda, MD	Fresh Meadows	Queens, NY
	Dedham Plaza	Dedham, MA	Melville Mall	Huntington, NY
	Escondido Promenade	Escondido, CA	Mercer Mall	Lawrenceville, NJ
	Federal Plaza	Rockville, MD	Pan Am	Fairfax, VA
	Flourtown	Flourtown, PA	Wildwood	Bethesda, MD

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.

	Barracks Road	Charlottesville, VA	Northeast	Philadelphia, PA
	Bethesda Row	Bethesda, MD	Riverpoint Center	Chicago, IL
	Brick	Brick, NJ	The Shops at Sunset Place	South Miami, FL
	CocoWalk	Coconut Grove, FL	Third Street Promenade	Santa Monica, CA
	Crossroads	Highland Park, IL	Troy	Parsippany, NJ
	Darien	Darien, CT	Wildwood	Bethesda, MD
	Fresh Meadows	Queens, NY

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Graham Park Plaza	Falls Church, VA
	Bala Cynwyd	Bala Cynwyd, PA	Village at Shirlington	Arlington, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	San Antonio Center	Mountain View, CA
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Winchester Theater site	San Jose, CA
	Pike & Rose (2)	North Bethesda, MD

Notes:
(1)	Assembly Row	Remaining entitlements after Phase II include approximately 2 million square feet of commercial-use buildings and 826 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase II include 1 million square feet of commercial-use buildings and 741 residential units.
(3)	Santana Row	Remaining entitlements include approximately 321,000 square feet of commercial space and 395 residential units.

Federal Realty Investment Trust
2017 Significant Acquisitions and Disposition
March 31, 2017

2017 Significant Acquisitions

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
February 1, 2017	Hastings Ranch Plaza	Pasadena, California	274,000	$29.5	Marshalls / HomeGoods / CVS / Sears	(1)
March 31, 2017	Riverpoint Center	Chicago, Illinois	211,000	$107.0	Jewel Osco / Marshalls / Old Navy	(2)

(1)	We acquired the leasehold interest in Hastings Ranch Plaza. The land is controlled under a long-term ground lease that expires on April 30, 2054.

(2)	The acquisition was funded 100% on a short-term basis with our line of credit.

2017 Significant Disposition
On April 4, 2017, the sale transaction related to the purchase option on our Partners HealthCare ground lease closed at our Assembly Row property in Somerville, Massachusetts. The sales price was $36.0 million, and the gain was approximately $18 million.

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2017
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington, DC-MD-VA	$43,137		10	115,000	90%		46,000	Harris Teeter
Bethesda Row		Washington, DC-MD-VA	226,464		17	534,000	95%	180	40,000	Giant Food	Apple / Equinox / Barnes & Noble / Multiple Restaurants
Congressional Plaza	(3)	Washington, DC-MD-VA	100,742		21	325,000	97%	194	25,000	The Fresh Market	Buy Buy Baby / Saks Fifth Avenue Off 5th / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	4,904		2	35,000	66%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	13,969		10	144,000	95%		51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	68,149		18	248,000	99%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Free State Shopping Center		Washington, DC-MD-VA	64,036		29	265,000	95%		73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Friendship Center		Washington, DC-MD-VA	37,570		1	119,000	100%				Marshalls / Nordstrom Rack / DSW / Maggiano's
Gaithersburg Square		Washington, DC-MD-VA	26,991		17	207,000	97%				Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore
Graham Park Plaza		Washington, DC-MD-VA	34,880		18	260,000	90%		58,000	Giant Food	Stein Mart
Idylwood Plaza		Washington, DC-MD-VA	16,790		7	73,000	97%		30,000	Whole Foods
Laurel		Washington, DC-MD-VA	56,167		26	389,000	84%		61,000	Giant Food	Marshalls / L.A. Fitness
Leesburg Plaza		Washington, DC-MD-VA	36,051		26	236,000	92%		55,000	Giant Food	Petsmart / Gold's Gym / Office Depot
Montrose Crossing	(3)	Washington, DC-MD-VA	154,127	72,314	36	364,000	92%		73,000	Giant Food	Marshalls / Old Navy / Barnes & Noble / Bob's Discount Furniture
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington, DC-MD-VA	84,223		29	569,000	96%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Bed, Bath & Beyond / Gold's Gym
Old Keene Mill		Washington, DC-MD-VA	7,276		10	92,000	100%		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington, DC-MD-VA	28,917		25	227,000	98%		65,000	Safeway	Micro Center / CVS / Michaels
Pentagon Row		Washington, DC-MD-VA	98,330		14	298,000	83%		45,000	Harris Teeter	TJ Maxx / Bed, Bath & Beyond / DSW
Pike & Rose	(4)	Washington, DC-MD-VA	504,553		24	251,000	100%	493			iPic Theater / Sport & Health / Nike / Multiple Restaurants
Pike 7 Plaza		Washington, DC-MD-VA	42,731		13	164,000	100%				TJ Maxx / DSW / Crunch Fitness / Staples
Plaza del Mercado		Washington, DC-MD-VA	45,463		10	117,000	92%		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington, DC-MD-VA	38,235		16	267,000	95%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Rockville Town Square	(6)	Washington, DC-MD-VA	50,081	4,470	12	187,000	96%		25,000	Dawson's Market	CVS / Gold's Gym / Multiple Restaurants
Rollingwood Apartments		Washington, DC-MD-VA	10,575	21,165	14	N/A	96%	282
Sam's Park & Shop		Washington, DC-MD-VA	12,791		1	49,000	86%				Petco
Tower Shopping Center		Washington, DC-MD-VA	21,739		12	112,000	92%		26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington, DC-MD-VA	4,631		5	49,000	95%		11,000	Trader Joe's
Village at Shirlington	(6)	Washington, DC-MD-VA	63,355	6,604	16	266,000	90%		28,000	Harris Teeter	AMC / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	19,822		12	83,000	98%		20,000	Balducci's	CVS
		Total Washington Metropolitan Area	1,916,699		451	6,045,000	94%

California
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	19,366		1	69,000	99%				Pottery Barn / Banana Republic
Crow Canyon Commons		San Ramon, CA	89,525		22	241,000	96%		32,000	Sprouts	Orchard Supply Hardware / Rite Aid
East Bay Bridge		San Francisco-Oakland-Fremont, CA	178,207		32	439,000	100%		59,000	Pak-N-Save	Home Depot / Target / Nordstrom Rack
Escondido Promenade	(3)	San Diego, CA	48,065		18	299,000	98%				TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less / Toys R Us
Hastings Ranch Plaza	(7)	Los Angeles-Long Beach-Anaheim, CA	22,393		15	274,000	100%				Marshalls / HomeGoods / CVS / Sears
Hermosa Avenue		Los Angeles-Long Beach-Anaheim, CA	5,931		< 1	23,000	100%
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	46,698		3	180,000	91%				Marshalls / DSW / L.A. Fitness / La La Land

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2017
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Kings Court	(5)	San Jose, CA	11,667		8	79,000	100%		31,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	36,996		8	98,000	99%				Anthropologie / Banana Republic / Gap
Plaza El Segundo / The Point	(3)	Los Angeles-Long Beach-Anaheim, CA	279,795	175,000	50	494,000	96%		66,000	Whole Foods	Anthropologie / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
Santana Row		San Jose, CA	808,538		45	882,000	98%	662			Crate & Barrel / H&M / Container Store / Multiple Restaurants
San Antonio Center	(5)	San Francisco-Oakland-San Jose, CA	73,507		33	376,000	95%		11,000	Trader Joe's	Wal-mart / Kohl's / 24 Hour Fitness
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	78,122		2	209,000	96%				Banana Republic / Old Navy / J. Crew / Abercrombie & Fitch
Westgate Center		San Jose, CA	150,028		44	647,000	98%		38,000	Walmart Neighborhood Market	Target / Nordstrom Rack / Nike Factory / Burlington
150 Post Street		San Francisco, CA	36,273		< 1	105,000	81%				Shreve & Co.
		Total California	1,885,111		281	4,415,000	97%

NY Metro/New Jersey
Brick Plaza		Monmouth-Ocean, NJ	71,729		46	422,000	68%				AMC / Barnes & Noble / Ulta / DSW
Brook 35	(3) (5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	47,149	11,500	11	98,000	100%				Banana Republic / Gap / Coach / Williams-Sonoma
Darien		New Haven-Bridgeport-Stamford-Waterbury	49,305		9	95,000	97%		45,000	Stop & Shop	Equinox
Fresh Meadows		New York, NY	87,076		17	404,000	99%		15,000	Island of Gold	AMC / Kohl's / Michaels
Greenlawn Plaza		Nassau-Suffolk, NY	31,689		13	106,000	94%		46,000	Greenlawn Farms	Tuesday Morning
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	14,127		1	36,000	100%				Saks Fifth Avenue
Hauppauge		Nassau-Suffolk, NY	28,796		15	134,000	99%		61,000	Shop Rite	A.C. Moore
Huntington		Nassau-Suffolk, NY	46,789		21	279,000	99%				Nordstrom Rack / Bed, Bath & Beyond / Buy Buy Baby / Michaels
Huntington Square		Nassau-Suffolk, NY	12,176		18	74,000	85%				Barnes & Noble
Melville Mall		Nassau-Suffolk, NY	85,716		21	251,000	95%				Marshalls / Dick's Sporting Goods / Field & Stream / Macy's Backstage
Mercer Mall	(6)	Trenton, NJ	125,074	55,601	50	530,000	99%		75,000	Shop Rite	TJ Maxx / Nordstrom Rack / Bed, Bath & Beyond / REI
The Grove at Shrewsbury	(3) (5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	123,935	53,004	21	192,000	100%				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy		Newark, NJ	35,165		19	211,000	67%				L.A. Fitness / Michaels
		Total NY Metro/New Jersey	758,726		262	2,832,000	91%

Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	25,802		22	264,000	93%		24,000	Acme Markets	Kohl's / L.A. Fitness / Staples
Bala Cynwyd		Philadelphia, PA-NJ	40,568		23	295,000	100%		45,000	Acme Markets	Lord & Taylor / Michaels / L.A. Fitness
Ellisburg		Philadelphia, PA-NJ	34,204		28	268,000	94%		47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	16,892		24	156,000	98%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia, PA-NJ	21,904		21	219,000	97%		55,000	Redner's Warehouse Mkts.	Marshalls / Planet Fitness
Lawrence Park		Philadelphia, PA-NJ	33,140		29	364,000	97%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia, PA-NJ	28,374		19	288,000	86%				Marshalls / Burlington / A.C. Moore
Town Center of New Britain		Philadelphia, PA-NJ	15,146		17	124,000	90%		36,000	Giant Food	Rite Aid / Dollar Tree

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2017
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Willow Grove		Philadelphia, PA-NJ	30,094		13	211,000	96%				Marshalls / HomeGoods / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	42,825		14	251,000	100%		98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area	288,949		210	2,440,000	95%

New England
Assembly Row / Assembly Square Marketplace	(4)	Boston-Cambridge-Quincy, MA-NH	672,452		65	761,000	93%				TJ Maxx / AMC / LEGOLAND Discovery Center / Multiple Restaurants & Outlets
Atlantic Plaza		Boston-Worcester-Lawrence-Lowell-Brockton, MA	25,434		13	123,000	95%		64,000	Stop & Shop
Campus Plaza		Boston-Worcester-Lawrence-Lowell-Brockton, MA	30,393		15	116,000	98%		46,000	Roche Bros.	Burlington
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	42,849	6,500	37	222,000	100%	56	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	38,533		19	241,000	94%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Quincy, MA-NH	147,954		19	223,000	96%		50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	9,368		28	48,000	100%		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	18,294		17	149,000	100%		50,000	Big Y Foods	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	15,258		15	169,000	100%		55,000	Super Stop & Shop	Kmart
		Total New England	1,000,535		228	2,052,000	96%

South Florida
Cocowalk	(3) (8)	Miami-Ft Lauderdale	108,837		3	222,000	76%				Gap / Cinepolis Theaters / Youfit Health Club
Del Mar Village		Miami-Ft Lauderdale	63,360		17	196,000	93%		44,000	Winn Dixie	CVS
The Shops at Sunset Place	(3)	Miami-Ft Lauderdale	121,019	68,124	10	523,000	82%				AMC / L.A. Fitness / Barnes & Noble / Restoration Hardware Outlet
Tower Shops		Miami-Ft Lauderdale	96,788		67	419,000	99%		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / DSW
		Total South Florida	390,004		97	1,360,000	88%

Baltimore
Governor Plaza		Baltimore, MD	27,375		24	243,000	100%		16,500	Aldi	Dick's Sporting Goods / A.C. Moore
Perring Plaza		Baltimore, MD	30,940		29	395,000	100%		58,000	Shoppers Food Warehouse	Home Depot / Micro Center / Burlington
THE AVENUE at White Marsh	(5)	Baltimore, MD	111,209	52,705	35	311,000	99%				AMC / Ulta / Old Navy / Barnes & Noble
The Shoppes at Nottingham Square		Baltimore, MD	17,466		4	32,000	100%
White Marsh Plaza		Baltimore, MD	25,261		7	80,000	96%		54,000	Giant Food
White Marsh Other		Baltimore, MD	47,915		22	73,000	97%
		Total Baltimore	260,166		121	1,134,000	99%

Chicago
Crossroads		Chicago, IL	31,895		14	168,000	83%				L.A. Fitness / Binny's / Guitar Center
Finley Square		Chicago, IL	36,963		21	316,000	99%				Bed, Bath & Beyond / Buy Buy Baby / Petsmart / Portillo's
Garden Market		Chicago, IL	13,885		2	140,000	98%		63,000	Mariano's Fresh Market	Walgreens
North Lake Commons		Chicago, IL	17,443		13	129,000	85%		77,000	Jewel Osco

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2017
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Riverpoint Center	(7)	Chicago, IL	119,987		17	211,000	97%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	220,173		67	964,000	94%

Other
Barracks Road		Charlottesville, VA	64,292		40	498,000	97%		99,000	Harris Teeter / Kroger	Anthropologie / Nike / Bed, Bath & Beyond / Old Navy
Bristol Plaza		Hartford, CT	31,083		22	266,000	96%		74,000	Stop & Shop	TJ Maxx
Eastgate Crossing		Raleigh-Durham-Chapel Hill, NC	31,924		17	153,000	95%		13,000	Trader Joe's	Ulta / Stein Mart / Petco
Gratiot Plaza		Detroit, MI	19,828		20	217,000	100%		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(6)	Lancaster, PA	13,989	4,907	11	127,000	98%		75,000	Giant Food	Michaels
29th Place		Charlottesville, VA	40,804	4,501	15	169,000	97%				HomeGoods / DSW / Stein Mart / Staples
Willow Lawn		Richmond-Petersburg, VA	93,071		37	462,000	99%		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / DSW
		Total Other	294,991		162	1,892,000	98%

Grand Total			$7,015,354	$536,395	1,879	23,134,000	95%	1,867

Notes:
(1)
The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgage payables.

(2)
Represents the GLA and the percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.

(3)	The Trust has a controlling financial interest in this property.
(4)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules.
(5)
All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	All or a portion of property subject to capital lease obligation.
(7)
As a result of the purchase price allocation, $6 million of net assets for above/below market leases acquired for Hastings Ranch Plaza were allocated from real estate at cost and $11 million of net liabilities for net below market leases acquired for Riverpoint Center were allocated to real estate at cost.

(8)	This property includes partial interests in seven buildings in addition to our initial acquisition.

Federal Realty Investment Trust
Retail Leasing Summary (1)
March 31, 2017

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2017	102	100%	523,869	$34.91	$31.31	$1,884,636	11%	23%	8.1	$19,672,170	$37.55	(7)
4th Quarter 2016	77	100%	274,622	$37.10	$32.27	$1,325,040	15%	27%	7.2	$9,874,657	$35.96	(7)
3rd Quarter 2016	93	100%	427,021	$31.25	$27.40	$1,641,966	14%	27%	8.3	$15,287,078	$35.80
2nd Quarter 2016	91	100%	372,778	$38.21	$34.13	$1,522,734	12%	25%	6.6	$8,100,475	$21.73
Total - 12 months	363	100%	1,598,290	$35.08	$31.09	$6,374,376	13%	25%	7.6	$52,934,380	$33.12

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2017	45	44%	288,388	$35.45	$30.21	$1,509,806	17%	31%	10.2	$19,226,044	$66.67	(7)
4th Quarter 2016	28	36%	115,640	$45.50	$34.45	$1,278,167	32%	53%	9.6	$9,592,450	$82.95	(7)
3rd Quarter 2016	39	42%	168,213	$35.12	$28.99	$1,030,672	21%	35%	11.1	$10,692,617	$63.57
2nd Quarter 2016	33	36%	105,307	$43.13	$34.97	$858,882	23%	40%	9.0	$7,235,818	$68.71
Total - 12 months	145	40%	677,548	$38.27	$31.37	$4,677,527	22%	37%	10.1	$46,746,929	$68.99

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2017	57	56%	235,481	$34.24	$32.65	$374,830	5%	14%	5.4	$446,126	$1.89
4th Quarter 2016	49	64%	158,982	$30.99	$30.69	$46,873	1%	6%	4.5	$282,207	$1.78
3rd Quarter 2016	54	58%	258,808	$28.74	$26.37	$611,294	9%	21%	6.0	$4,594,461	$17.75
2nd Quarter 2016	58	64%	267,471	$36.28	$33.79	$663,852	7%	19%	5.4	$864,657	$3.23
Total - 12 months	218	60%	920,742	$32.72	$30.88	$1,696,849	6%	16%	5.4	$6,187,451	$6.72

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2017					114	591,765		$34.87	8.3	$24,718,054	$41.77
4th Quarter 2016					89	347,604		$38.25	8.2	$11,290,441	$32.48
3rd Quarter 2016					102	452,836		$32.06	8.5	$17,575,645	$38.81
2nd Quarter 2016					103	467,364		$35.66	6.9	$9,864,863	$21.11
Total - 12 months					408	1,859,569		$35.01	8.0	$63,449,003	$34.12

Notes:
(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $3.5 million ($2.28 per square foot) in 1st Quarter 2017 and $0.3 million ($0.74 per square foot) in 4th Quarter 2016 of the Tenant Improvements & Incentives are for properties under active redevelopment (e.g. Montrose Crossing and Willow Lawn) and are included in the Projected Cost for those projects on the Summary of Redevelopment Opportunities.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq Ft and Weighted Average Lease Term columns include information for leases signed at our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq Ft columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

Federal Realty Investment Trust
Lease Expirations
March 31, 2017

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2017	257,000	2%	$16.45	602,000	8%	$34.37	860,000	4%	$29.01
2018	1,711,000	12%	$17.31	942,000	13%	$39.52	2,652,000	12%	$25.20
2019	2,079,000	14%	$19.24	809,000	12%	$38.87	2,888,000	14%	$24.74
2020	1,359,000	9%	$17.93	882,000	12%	$40.52	2,241,000	10%	$26.82
2021	1,663,000	11%	$20.68	897,000	13%	$43.28	2,560,000	12%	$28.60
2022	1,919,000	13%	$17.86	784,000	11%	$40.71	2,702,000	13%	$24.48
2023	679,000	5%	$21.65	465,000	7%	$45.11	1,144,000	5%	$31.19
2024	857,000	6%	$15.88	471,000	7%	$44.63	1,329,000	6%	$26.08
2025	853,000	6%	$22.39	471,000	7%	$40.31	1,324,000	6%	$28.77
2026	526,000	4%	$26.20	329,000	5%	$46.08	854,000	4%	$33.84
Thereafter	2,570,000	18%	$22.38	356,000	5%	$45.89	2,927,000	14%	$25.24
Total (3)	14,473,000	100%	$19.73	7,008,000	100%	$41.14	21,481,000	100%	$26.72

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2017	79,000	1%	$17.35	461,000	7%	$34.07	540,000	2%	$31.63
2018	459,000	3%	$20.92	570,000	8%	$40.79	1,029,000	5%	$31.93
2019	537,000	4%	$20.82	513,000	7%	$40.14	1,050,000	5%	$30.26
2020	211,000	1%	$23.26	567,000	8%	$39.52	778,000	4%	$35.11
2021	387,000	3%	$24.29	522,000	7%	$46.18	909,000	4%	$36.86
2022	343,000	2%	$23.95	542,000	8%	$38.75	885,000	4%	$33.02
2023	390,000	3%	$18.25	428,000	6%	$41.72	818,000	4%	$30.54
2024	517,000	4%	$20.82	362,000	5%	$43.02	878,000	4%	$29.96
2025	362,000	2%	$22.05	417,000	6%	$40.80	779,000	4%	$32.09
2026	421,000	3%	$26.18	390,000	6%	$41.86	812,000	4%	$33.72
Thereafter	10,767,000	74%	$18.95	2,236,000	32%	$42.26	13,003,000	60%	$22.96
Total (3)	14,473,000	100%	$19.73	7,008,000	100%	$41.14	21,481,000	100%	$26.72

Notes:
(1)
In Q1 2017, we changed the definition of an "anchor tenant" from a tenant leasing 15,000 square feet or more, to a tenant leasing 10,000 square feet or more. The table above reflects this updated definition.

(2)	Minimum Rent reflects in-place contractual (defined as cash-basis excluding rent abatements) rent as of March 31, 2017.
(3)	Represents occupied square footage as of March 31, 2017.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
March 31, 2017

Overall Portfolio Statistics (1)	At March 31, 2017			At March 31, 2016

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (4) (sf)	23,134,000	21,884,000	94.6%	22,230,000	20,921,000	94.1%

Residential Properties (units)	1,867	1,798	96.3%	1,804	1,591	88.2%

Same Center Statistics (1)	At March 31, 2017			At March 31, 2016

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (4) (5) (sf)	17,633,000	16,885,000	95.8%	17,615,000	16,889,000	95.9%

Residential Properties (units) (5)	1,326	1,276	96.2%	1,326	1,266	95.5%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)	At March 31, 2017 leased percentage was 96.9% for anchor tenants and 90.2% for small shop tenants. See footnote 1 on page 26 discussing a change made in Q1 2017 to the definition of an anchor tenant.
(4)	Occupied percentage was 93.1% and 92.7% at March 31, 2017 and 2016, respectively, and same center occupied percentage was 94.7% and 94.9% at March 31, 2017 and 2016, respectively.
(5)
Excludes properties purchased, sold or under redevelopment or development. Excludes the six properties where we acquired our Partner's 70% interest on January 13, 2016, as we did not consolidate the properties for the entirety of the quarter ended March 31, 2016.

Federal Realty Investment Trust
Summary of Top 25 Tenants
March 31, 2017

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Stores Leased

1	Ahold USA, Inc.	BBB / Baa2 / BBB	$17,440,000	3.04%	1,036,000	4.48%	17
2	TJX Companies, The	A+ / A2 / NR	$15,634,000	2.72%	885,000	3.83%	27
3	Gap, Inc., The	BB+ / Baa2 / BB+	$13,230,000	2.30%	366,000	1.58%	27
4	Bed, Bath & Beyond, Inc.	BBB+ / Baa1 / NR	$13,170,000	2.29%	736,000	3.18%	20
5	Splunk, Inc.	NR / NR / NR	$10,276,000	1.79%	235,000	1.02%	1
6	L.A. Fitness International LLC	B+ / B2 / NR	$9,775,000	1.70%	426,000	1.84%	10
7	CVS Corporation	BBB+ / Baa1 / NR	$8,499,000	1.48%	207,000	0.89%	17
8	AMC Entertainment Inc.	B+ / B2 / B	$6,572,000	1.14%	317,000	1.37%	6
9	Ascena Retail Group, Inc. (Dress Barn, Loft, Lou & Grey, Ann Taylor, Catherine's, Justice, Lane Bryant)	BB- / Ba2 / NR	$6,323,000	1.10%	197,000	0.85%	33
10	Dick's Sporting Goods, Inc.	NR / NR / NR	$6,208,000	1.08%	257,000	1.11%	6
11	DSW, Inc.	NR / NR / NR	$6,147,000	1.07%	243,000	1.05%	12
12	Home Depot, Inc.	A / A2 / A	$5,674,000	0.99%	438,000	1.89%	5
13	Best Buy Stores, L.P.	BBB- / Baa1 / BBB-	$5,610,000	0.98%	186,000	0.80%	4
14	Barnes & Noble, Inc.	NR / NR / NR	$5,535,000	0.96%	244,000	1.05%	9
15	Michaels Stores, Inc.	BB- / Ba2 / NR	$5,331,000	0.93%	286,000	1.24%	12
16	Bank of America, N.A.	BBB+ / Baa1 / A	$5,185,000	0.90%	97,000	0.42%	21
17	Nordstrom, Inc.	BBB+ / Baa1 / BBB+	$4,913,000	0.86%	195,000	0.84%	5
18	AB Acquisition LLC (Acme, Safeway)	NR / B1 / NR	$4,786,000	0.83%	489,000	2.11%	8
19	Kroger Co., The	BBB / Baa1 / BBB	$4,677,000	0.81%	419,000	1.81%	9
20	Whole Foods Market, Inc.	BBB- / Baa3 / NR	$4,425,000	0.77%	167,000	0.72%	4
21	Ross Stores, Inc.	A- / A3 / NR	$4,245,000	0.74%	238,000	1.03%	8
22	Saks & Company	B+ / B1 / NR	$4,090,000	0.71%	100,000	0.43%	3
23	Starbucks Corporation	A / A2 / A	$3,958,000	0.69%	66,000	0.29%	40
24	Staples, Inc.	BBB- / Baa2 / BB+	$3,884,000	0.68%	171,000	0.74%	9
25	Wells Fargo Bank, N.A.	A / A2 / AA-	$3,804,000	0.66%	48,000	0.21%	14
	Totals - Top 25 Tenants		$179,391,000	31.24%	8,049,000	34.79%	327

	Total:		$574,164,000	(2)	23,134,000	(4)	2,883

Notes:
(1)	Credit ratings are as of March 31, 2017. Subsequent rating changes have not been reflected.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis excluding rent abatements) minimum rent for all occupied spaces as of March 31, 2017.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
March 31, 2017

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2017. Estimates do not include the impact from potential acquisitions, potential dispositions, or land sale gains which have not closed as of May 3, 2017.

	Full Year 2017 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$3.35	$3.43
Adjustments:
Estimated gain on sale of real estate, net	(0.25)	(0.25)
Estimated depreciation and amortization of real estate	2.50	2.50
Estimated amortization of initial direct costs of leases	0.24	0.24
Estimated FFO per diluted share	$5.85	$5.93

Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three months ended March 31, 2017 and 2016 is as follows:

	Three Months Ended
	March 31,
	2017	2016
	(in thousands)
Net income	$58,070	$79,063
Depreciation and amortization	51,379	47,799
Interest expense	23,758	23,729
Other interest income	(106)	(103)
EBITDA	133,101	150,488
Gain on sale of real estate and change in control of interests	(178)	(25,726)
Adjusted EBITDA	$132,923	$124,762

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items and gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned, operated, and consolidated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared. Same center growth statistics are calculated on a GAAP basis.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.